Weil, Gotshal & Manges LLP

201 Redwood Shores Parkway Redwood Shores, CA 94065 +1 650 802 3000 tel +1 650 802 3100 fax

August 12, 2016
Maxim Integrated Products, Inc.
160 Rio Robles
San Jose, CA 95134

Ladies and Gentlemen,
We have acted as counsel to Maxim Integrated Products, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of the Company’s Registration Statement on Form S‑3 (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”), relating to the issuance and/or sale from time to time of an indeterminate number of (i) shares of common stock of the Company (the “Common Shares”), (ii) senior and subordinated debt securities (the “Debt Securities”), (iii) shares of preferred stock of the Company (“Preferred Shares”), (iv) warrants and other rights (the “Warrants”) and (v) units comprised of any of the foregoing or securities of other entities (the “Units” and, together with the Common Shares, the Debt Securities, the Preferred Shares and the Warrants, the “Securities”). The Securities may be issued and sold or delivered from time to time as set forth in the Registration Statement, any amendment thereto, the prospectus contained therein (the “Prospectus”) and supplements to the Prospectus pursuant to Rule 415 under the Act.
In so acting, we have examined originals or copies (certified or otherwise identified to our satisfaction) of (i) the Amended and Restated Certificate of Incorporation of the Company together with all amendments thereto; (ii) the Registration Statement; (iii) the prospectus contained within the Registration Statement; (iv) the Indenture dated as of June 10, 2010 between the Company and Wells Fargo Bank, National Association, as trustee (the “Trustee”); and (v) such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.
In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to this opinion that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company.
In such examination, we have assumed: the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to this opinion that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company. Based on and subject to the foregoing and assuming that: (i) the underwriters, Trustee, warrant agent and unit agent, as applicable, when appointed, will be duly organized, validly existing and in good standing under the laws of their respective jurisdictions of incorporation, and will have the requisite corporate power to enter into and perform their respective obligations related to the offering of Securities and under the underwriting or similar agreement, Indenture and any supplemental indenture relating to the Debt Securities, the warrant agreement relating to the Warrants and the unit agreement relating to the Units, as applicable; (ii) all corporate action required to be taken by the Company, underwriters, Trustee, warrant agent and unit agent to duly authorize each proposed issuance of Securities, as applicable, and to execute, deliver and perform each of the operative documents related to the offering of the Securities contemplated herein will have been completed (and the operative document governing the Debt Securities is governed by New York law and operative documents governing each of the Warrants and Units are governed by California law); (iii) the Registration Statement and any amendments thereto (including any post-effective amendments) will have become effective and comply with all applicable laws and no stop order suspending the Registration Statement’s effectiveness will have been issued and remain in effect, in each case, at the time the Securities are offered or issued as contemplated in the Registration Statement; (iv) a prospectus supplement will have been prepared and filed with the Commission describing the Securities offered thereby and will at all relevant times comply with all applicable laws; (v) the Company has timely filed all necessary reports pursuant to the Securities Exchange Act of 1934, as amended, which are incorporated into the Registration Statement by reference; (vi) all Securities will have been issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement, the applicable prospectus supplement and the applicable definitive underwriting or similar agreement; (vii) the Indenture and any indenture governing the Debt Securities, including any supplemental indentures thereto, have or will have been qualified under the Trust Indenture Act of 1939, as amended; (viii) any legally required consents, approvals, authorizations or orders of the Commission and any other regulatory authority will have been issued; (ix) the terms of any Securities and their issuance and sale will have been duly established so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding on the Company and so as to comply with any requirements or restrictions imposed by any court or governmental body having jurisdiction over the Company, as the case may be; (x) a definitive underwriting or similar agreement and any other necessary agreement with respect to any Securities will have been duly authorized and validly executed and delivered by the Company and the other party or parties thereto; and (xi) any Securities issuable upon conversion, exercise or exchange of any Securities being offered or issued will have been duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exercise or exchange, we advise you that in our opinion:
1.Debt Securities. Assuming that the issuance (including the execution, delivery and performance thereof) and terms of any Debt Securities and the terms of the offering thereof have been duly authorized, when (i) the terms of the Debt Securities to be issued under the applicable indenture and of their issuance and sale have been duly established in conformity with such indenture so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding on the Company, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and (ii) the Debt Securities have been duly executed and authenticated in accordance with the applicable indenture and supplemental indenture and issued and sold as contemplated in the Registration Statement and any prospectus supplement relating thereto, and in accordance with any applicable underwriting or similar agreement approved by the Company’s board of directors, such Debt Securities will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

2.Common Shares. Assuming that the issuance and terms of any Common Shares and the terms of the offering thereof have been duly authorized, when (i) the Company has received the consideration therefor specified in any applicable underwriting or similar agreement approved by the Company’s board of directors, (ii) in the case of any Common Shares to be issued under any Warrants, upon due exercise of any payment of the exercise price specified in such Warrants, and (iii) in the case of any Common Shares to be issued upon the exchange or conversion of Debt Securities, Preferred Shares, Warrants and other rights that are exchangeable for or convertible into Common Shares, due exercise of such exchange or conversion rights in accordance with the terms of the applicable instruments, the Common Shares (including any Common Shares that may be issued as part of Units or upon exercise, conversion, exchange or otherwise pursuant to the terms of any other Securities) will be validly issued, fully paid and nonassessable.
3.Preferred Shares. Assuming that the issuance and terms of any series of Preferred Shares and the terms of the offering thereof have been duly authorized, when (i) a certificate of designation with respect to the Preferred Shares has been duly filed with the Secretary of State of the State of Delaware and accepted for record, (ii) the terms of such Preferred Shares have been duly established so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company, and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company, (iii) the Company has received the consideration therefor specified in any applicable underwriting or similar agreement approved by the Company’s board of directors, and (iv) in the case of any Preferred Shares to be issued under any Warrants, upon due exercise of any payment of the exercise price specified in such Warrants, such Preferred Shares (including any Preferred Shares that may be issued as part of Units or upon exercise, conversion, exchange or otherwise pursuant to the terms of any other Warrants) will be validly issued, fully paid and nonassessable.
4.Warrants and Other Rights. Assuming that the issuance (including the execution, delivery and performance thereof) and terms of such Warrants or other rights and the terms of the offering thereof have been duly authorized, when (i) the Warrant agreements relating to such Warrants or other rights have been duly authorized, executed and delivered by the Company and the warrant agent appointed by the Company, (ii) the terms of such Warrants or other rights have been duly established so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company, and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company, and (iii) such Warrants or other rights or certificates representing such Warrants or other rights have been duly executed, authenticated, issued, paid for and delivered as contemplated in the Registration Statement and any prospectus supplement relating thereto, and in accordance with any applicable underwriting or similar agreement approved by the Company’s board of directors, such Warrants or other rights (including any Warrants that may be issued as part of Units or otherwise pursuant to the terms of any other Securities) will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.
5.Units. Assuming that the issuance (including the execution, delivery and performance thereof) and terms of such Units and the terms of the offering thereof have been duly authorized and the securities of any other entities to be included in the Units, if any, have been duly authorized and issued by such entity, when (i) the Unit agreement or Unit agreements relating to such Units have been duly authorized, executed and delivered by the Company and the unit agent appointed by the Company, (ii) the terms of such Units or other rights have been duly established so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company, and (iii) such Units have been duly executed and authenticated in accordance with the applicable Unit agreement and issued, paid for and delivered as contemplated in the Registration Statement and any prospectus supplement relating thereto, and any applicable underwriting or similar agreement approved by the Company’s board of directors, such Units (including any Units that may be issued upon exercise, conversion, exchange or otherwise pursuant to the terms of any other Securities) will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

The opinions expressed above in paragraphs 1, 4 and 5 are subject to the effect of any applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity). The opinions are also subject to (i) the Registration Statement becoming effective pursuant to applicable law and (ii) the issuance of any legally required consents, approvals, authorizations or orders of the Commission and any other regulatory authority.
The opinions expressed herein are limited to the laws of the State of California, the laws of the State of New York and the corporate laws of the State of Delaware, and we express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction.
We hereby consent to the use of this letter as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Prospectus. In giving such consent we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Weil, Gotshal & Manges LLP